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                                                                    EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), dated as of July 1, 2003, is entered into by and between ALLEGHANY INSURANCE HOLDINGS LLC, a Delaware limited liability company ("Assignor"), and UNDERWRITERS REINSURANCE COMPANY, a property and casualty insurance company organized under the laws of the State of New Hampshire ("Assignee").

                                   WITNESSETH:

                  WHEREAS, Assignor is a party to that certain Stock Purchase Agreement, dated as of June 6, 2003 (the "Stock Purchase Agreement"), by and between Assignor and Guaranty National Insurance Company ("Guaranty National"); and

                  WHEREAS, Assignor desires to assign to Assignee all of Assignor's rights under the Stock Purchase Agreement and Assignee desires to assume all of Assignor's obligations of Assignor under the Stock Purchase Agreement, subject to the terms of this Assignment.

                  NOW, THEREFORE, in consideration of the foregoing premises and the following mutual terms and conditions, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. ASSIGNMENT OF RIGHTS. Subject to the terms and conditions of this Assignment, Assignor hereby agrees to assign, transfer, convey and deliver any and all of its rights under the Stock Purchase Agreement and Assignee hereby agrees to the assignment, transfer, conveyance and delivery of such rights.

                  2. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Assignment, Assignee hereby agrees to assume, pay, perform and discharge all debts, obligations and liabilities of every kind, character or description of Assignor under the Stock Purchase Agreement.

                  3. DISCHARGE. Assignor acknowledges that, in accordance with Section 12.18 of the Stock Purchase Agreement, as between Assignor and Guaranty National, this Assignment shall not relieve Assignor of any of its obligations under the Stock Purchase Agreement.

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                  IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the day and year first written above.

                                               ALLEGHANY INSURANCE
                                               HOLDINGS LLC

                                               By: /s/ James P. Slattery
                                                   ------------------------
                                                 Name: James P. Slattery
                                                 Title: President

                                               UNDERWRITERS REINSURANCE
                                               COMPANY

                                               By: /s/ Peter R. Sismondo
                                                   ------------------------
                                                 Name: Peter R. Sismondo
                                                 Title: Secretary and Treasurer